AMENDED AND RESTATED STOCK OPTION PLAN
OF
GMX RESOURCES INC.
(As amended effective May 22, 2007 to increase number of shares to 850,000)
1. Purpose of the Plan
This Amended and Restated Stock Option Plan (the “Plan”) is intended as an incentive to managerial and other key employees of GMX RESOURCES INC. (the “Company”), and its subsidiaries. Its purposes are to retain employees with a high degree of training, experience, and ability, to attract new employees whose services are considered unusually valuable, to encourage the sense of proprietorship of such persons, and to stimulate the active interest of such persons in the development and financial success of the Company. Options granted under the Plan may be either “incentive stock options” as provided by Section 422 of the Internal Revenue Code of 1986, as amended, and as may be further amended from time to time ( the “Internal Revenue Code” or “Code”) or options which do not qualify as incentive stock options.
2. Administration of the Plan
(a) Administration. The Plan shall be administered by the Board of Directors of the Company, or if the Board so authorizes, by a committee (the “Committee”) of the Board of Directors consisting of not less than two (2) members of the Board of Directors. Unless the context otherwise requires, references herein to the Committee shall be references to the Board of Directors or the Committee. Members of the Committee shall serve at the pleasure of the Board, and the Board may from time to time remove members from, or add members to, the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business. Action approved in writing by a majority of the members of the Committee then serving shall be fully effective as if the action had been taken by unanimous vote at a meeting duly called and held.
(b) Authority. The Committee is authorized to construe and interpret the Plan, to promulgate, amend and rescind rules and regulations relating to the implementation of the Plan and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may designate persons other than members of the Committee to carry out its responsibilities under such conditions and limitations as it may prescribe, except that the Committee may not delegate its authority with regard to selection for participation of, and the granting of options to, persons subject to Sections 16(a) and 16(b) of the Exchange Act. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive and binding upon all persons participating in the Plan and any person validly claiming under or through persons participating in the Plan. The Company shall effect the granting of options under the Plan in accordance with the determinations made by the Committee, by execution of instruments in writing in such form as approved by the Committee.

3. Designation of Participants
Persons eligible for options under the Plan shall consist of managerial and other key employees of the Company and/or its subsidiaries who hold positions of significant responsibilities or whose performance or potential contribution, in the sole judgment of the Committee, will benefit the future success of the Company. In addition, all Non-employee Directors of the Company shall be eligible for options under the plan in accordance solely with the provisions of Section 7 hereof.
4. Shares Subject to the Plan
Subject to adjustment as provided in Section 9 hereof, there shall be subject to the Plan eight hundred fifty thousand (850,000) shares of common stock subject of the Company, par value $0.001 per share. The shares subject to the Plan shall consist of authorized but unissued shares or treasury shares held by the Company. Any of such shares that may remain unsold and that are not subject to outstanding options at the termination of the Plan shall cease to be subject to the Plan, but until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan. Should any option expire or be canceled prior to its exercise in full, or a portion of an option is surrendered in payment for the exercise of an option or satisfaction of any tax withholding obligations, the shares theretofore subject to such options may again be subjected to an option under the Plan. Any shares not subject to outstanding options at the expiration of the Plan or at any time during the life of the Plan may be dedicated to other plans that the Company may adopt and to the extent so dedicated, such shares shall not be subject to this Plan.
5. Option Price
(a) Price. The purchase price for each share placed under option pursuant to the Plan shall be determined by the Committee, but shall in no event be less than 100% of the Fair Market Value (as defined below) of such share on the date the option is granted.
(b) Fair Market Value. “Fair Market Value” means the average of the high and low sales prices of the shares of Common Stock on any national securities exchange on which the shares are listed on the day on which such value is to be determined or, if no shares were traded on such day, on the next preceding day on which shares were traded, as reported by such exchange, by National Quotation Bureau, Inc. or other national quotation service. If the Common Stock is not listed on a national securities exchange, Fair Market Value means the average of the closing “bid” and “asked” prices of the shares of Common Stock in the over-the-counter market on the date on which such value is to be determined or, if such prices are not available, the last sales price on such day or, if no shares were traded on such day, on the next preceding day on which the shares were traded, as reported by the National Association of Securities Dealers Automatic Quotation System (NASDAQ) or other national quotation service. If at any time shares of Common Stock are not traded on an exchange or in the over-the-counter market, Fair Market Value shall be the value determined by the Committee, taking into consideration those factors affecting or reflecting value that they deem appropriate. For purposes of determining the purchase price of an incentive stock option, Fair Market Value shall in any event be determined in accordance with Section 422 of the Code.

6. Terms and Exercise of Options
(a) General. The Committee, in granting options hereunder, shall have discretion to determine the times when, and the terms upon which, options shall be exercisable, including such provisions as deemed advisable to permit qualification as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code, as the same may from time to time be amended for options intended to qualify as such, and incentive stock options outstanding under the Plan may be amended, if necessary, to permit such qualification. The Committee shall designate at the time of granting of any option whether such option or any portion thereof shall be an “incentive stock option.” Each option shall be evidenced by an agreement between the Company and the optionee containing provisions consistent with this Plan and such other provisions as the Committee may determine as provided herein. Unless otherwise determined by the Committee at the time of grant, all options shall become exercisable at the rate of 25% of the total shares subject to the option on each of the first four (4) anniversary dates of the date of grant. The Committee shall also be entitled to accelerate the date any outstanding option becomes exercisable at any time.
(b) Term. In the event of the death of an optionee while in the employ of the Company, any unvested portion of the option as of the date of death shall be vested as of the date of death and the option shall be exercisable in full by the heirs or other legal representatives of the optionee within twelve (12) months following the date of death. In the event of termination of employment for any reason other than death or termination for cause (and except as otherwise provided in subsection (e) below) such option shall be exercisable by the employee or his legal representative within three (3) months of the date of termination as to all then vested portions. In addition, the Committee may in its sole discretion, approve acceleration of the vesting of any unvested portions of the option. If an optionee’s employment with the Company is terminated for cause, the option shall terminate as of the date of such termination of employment and the optionee shall have no further rights to exercise any portion of the option. “Termination for cause” means any discharge for violation of the policies and procedures of the Company or for other job performance or conduct that is detrimental to the best interests of the Company, as determined by the Committee in its sole discretion. Notwithstanding any of the foregoing, in no event may an option be exercised more than ten (10) years after the date of its grant.
(c) Method of Exercise. Options may be exercised, whether in whole or in part, by written notification to the Company accompanied by cash or a certified check for the aggregate purchase price of the number of shares being purchased, or upon exercise of an option, the optionee shall be entitled (unless otherwise provided in the agreement evidencing the option), without the requirement of further approval or other action by the Committee, to pay for the shares (i) by tendering stock of the Company that has been owned by the optionee for at least six (6) months with such stock to be valued at the Fair Market Value (as determined under Section 5) on the date immediately preceding the date of exercise or (ii) with a combination of cash and stock that has been owned by the optionee for at least six (6) months as provided above.

In addition, upon exercise of an option, the optionee may, with the prior approval of the Committee, pay for the shares (a) by tendering stock of the Company already owned by the optionee but that has not been held by the optionee for at least six (6) months with such stock to be valued at the Fair Market Value (as determined under Section 5) on the date immediately preceding the date of exercise, (b) surrendering a portion of the option with such surrendered option to be valued based on the difference between the Fair Market Value (as determined under Section 5) of the shares surrendered on the date immediately preceding the date of exercise and the aggregate option purchase price of the shares surrendered (“Surrender Value”), or (c) with a combination of cash, stock of the Company that has not been held by the optionee for at least six (6) months or surrender of options.
The Committee may also permit optionees, either on a selective or aggregate basis, to simultaneously exercise options and sell the shares of common stock thereby acquired, pursuant to a brokerage or similar arrangement, approved in advanced by the Committee, and use the proceeds from such sale as payment of the purchase price of the shares being acquired upon exercise of any option.
(d) Limitations Applicable To Incentive Options. To the extent the aggregate Fair Market Value of stock (determined as of the date of grant) with respect to which incentive stock options are exercisable for the first time by any individual during any calendar year (under all Company plans) exceeds one hundred thousand dollars ($100,000), such options shall be treated as options that are not incentive stock options. Options intended to be incentive options shall have such additional terms and provisions as required by the Internal Revenue Code.
(e) Continued Service as a Director. Any provisions of the Plan to the contrary notwithstanding, for purposes of Section 6(b) above, in the event an optionee who is also a director of the Company ceases to be employed by the Company but continues to serve as a director of the Company, the Committee, in its sole discretion, may determine that all or a portion of such optionee’s options shall not expire three (3) months following the date of termination of employment with the Company as is provided in Section 6(b) above, but instead shall continue in full force and effect until the such optionee ceases to be a director of the Company, but in no event beyond the stated expiration date of the options as set forth in the applicable option agreement. Termination of any such option in connection with the optionee’s termination of service as a director shall be in accordance with the provisions of Section 6(b) above; provided, however, that (i) the terms “employ” and “employment” as used therein shall be replaced with the terms “service” and “service on the Board of Directors,” respectively, and (ii) the phrase “termination for cause” shall mean any removal from the Board of Directors for cause in accordance with applicable law and the Certificate of Incorporation and Bylaws of the Company.
(f) Individual Limitation. Subject to adjustment from time to time, as provided in Section 9, not more than 200,000 shares of common stock of the Company may be made subject to Options under the Plan to any individual in the aggregate in any one (1) calendar year, such limitations to be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation or deductibility of compensation under Section 162(m) of the Code.

7. Non-employee Director Options
Notwithstanding anything elsewhere in the Plan to the contrary, each person who is a member of the Board of Directors of the Company but who is not an employee of the Company (a “Non-employee Director”) shall be eligible for grants of stock options under the Plan solely in accordance with the provisions of this Section 7. The following provisions of this Section 7 shall apply to the granting of stock options to Non-employee Directors:
(a) Exercise Price. The purchase price for each share placed under an option for a Non-employee Director shall be equal to 100% of the Fair Market Value of such share on the date the option is granted.
(b) Vesting and Term. Unless otherwise determined by the Committee at the time of grant, all options shall become exercisable at the rate of 25% of the total shares subject to the option on each of the first four (4) anniversary dates of the date of grant. The Committee shall also be entitled to accelerate the date any outstanding option becomes exercisable at any time. The period during which a Non-employee Director option may be exercised shall be ten (10) years from the date of grant, subject to earlier termination in accordance with the provisions of Section 6(b) hereof; provided, however that (i) the terms “employ” and “employment” as used therein shall be replaced with the terms “service” and “service on the Board of Directors,” respectively, and (ii) the phrase “termination for cause” shall mean any removal from the Board of Directors for cause in accordance with applicable law and the Certificate of Incorporation and Bylaws of the Company.
(c) Method of Exercise. Options granted to Non-employee Directors may be exercised in the manner provided in Section 6(c) hereof.
(d) Other Provisions. All options granted to Non-employee Directors shall be subject to the other provisions of general applicability to options granted under the Plan, including without limitation, the provisions of Section 8 (“Assignability”), Section 9 (“Changes in Capitalization”) and Section 10 (“Change in Control”) hereof.
8. Assignability
During an optionee’s lifetime, an option may be exercisable only by the optionee and options granted under the Plan and the rights and privileges conferred thereby shall not be subject to execution, attachment or similar process and may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution. Notwithstanding the foregoing or any other provisions of the Plan, to the extent permitted by applicable law, the Committee may, in its sole discretion, permit recipients of options that do not qualify as incentive stock options under Section 422 of the Internal Revenue Code to transfer such non-incentive options by gift or other means pursuant to which no consideration is given for such transfer. The Committee shall impose in connection with any non-incentive options transferred pursuant to the foregoing sentence such limitations and restrictions as it deems appropriate. Any other attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any option under the Plan or of any right or privilege conferred thereby, contrary to the provisions of the Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred thereby, shall be null and void ab initio.

9. Changes in Capitalization
(a) No Effect on Company Rights. Subject to the other provisions of this Plan, the existence of the Plan and the options granted hereunder shall not affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Company’s capital stock or the rights thereof, any issue of shares of Common Stock or shares of any other class of capital stock or warrants or rights to acquire such shares, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.
(b) Changes in Capitalization; Reorganizations. In the event of any change in capitalization affecting the common stock of the Company, such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination or exchange of shares or other form of reorganization, liquidation, or any other change affecting the common stock (including a merger or reorganization in which the Company is not the surviving entity or survives only as a subsidiary of another entity) (“Change in Capitalization”), such proportionate adjustments, shall be made with respect to the aggregate number and type of securities for which options may be granted under the Plan, the number and type of securities (including securities of a surviving or acquiring entity or cash, property or other consideration) covered by each outstanding option, and the exercise price of outstanding options, in each case to the end that optionees shall be entitled upon exercise of options to receive the same number and kind of stock, securities, cash, property or other consideration that the optionee would have receive in connection with the Change in Capitalization if such option had been exercised immediately preceding such Change in Capitalization.
(c) Other Distributions. The Committee may also make such adjustments in the number of shares covered by, and the price or other value of any outstanding options in the event of a spin-off or other distribution (other than normal cash dividends) of Company assets to shareholders.
10. Change in Control
(a) Effect on Options. In the event of a Change in Control (as defined below) of the Company, in addition to any adjustments required by Section 9(b):
(i) all options outstanding on the date of such Change in Control shall become immediately and fully exercisable, and
(ii) an optionee will be permitted to surrender for cancellation within sixty (60) days after such Change in Control, any option or portion of such option to the extent not yet exercised and the optionee will be entitled to receive a cash payment in an amount equal to the excess, if any, of (A) the Fair Market Value on the date preceding the date of surrender, of the shares subject to the option or portion thereof surrendered, over (B) the aggregate exercise price for the shares under the option or portion thereof surrendered.

(b) Change in Control. A “Change in Control” of the Company shall mean the occurrence after the effective date of the Plan of:
(i) An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act) immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the combined voting power of the Company’s then outstanding Voting Securities;
(ii) The individuals who, as of the date of adoption of the Plan by the Board, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination for election by the Company’s common shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened ‘election contest’ (as described in Rule 14A-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or
(iii) The consummation of:
(A) A merger, consolidation or reorganization involving the Company, unless
(1) the shareholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least sixty percent (60%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,
(2) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, and
(3) no Person, other than the Company, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation, or any Subsidiary or any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of fifty percent (50%) or more of the then outstanding Voting Securities, has Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities;

(B) A complete liquidation or dissolution of the Company; or
(C) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).
Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company that, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.
11. Registration and Listing
The Company from time to time shall take such steps as may be necessary to cause the issuance of shares upon the exercise of options granted under the Plan to be registered under the Securities Act of 1933, as amended, and such other federal or state securities laws as may be applicable. The Company shall also from time to time take such steps as may be necessary to list the shares issuable upon exercise of options granted under the Plan for trading on such stock exchanges on which the Company’s then outstanding shares are admitted to listed trading.
12. Effective and Expiration Dates of Plan
This Plan became effective as of October 30, 2000, the date of its original approval by the Board of Directors and the Shareholders of the Company. No options shall be granted pursuant to this Plan after October 30, 2010, except with respect to awards then outstanding.
13. Amendments or Termination
The Committee may at any time amend, alter or discontinue the Plan in such manner as it may deem advisable. Any such amendment or alteration may be effected without the approval of the shareholders of the Company, except to the extent such approval may be required by applicable laws or by the rules of any securities exchange upon which the Company’s outstanding shares are admitted to listed trading.
No amendment, alteration or discontinuation of the Plan shall adversely affect any stock option grants made prior to the time of such amendment, alteration or discontinuation, except with the consent of the holder of the affected options.

14. Governmental Regulations
Notwithstanding any provision hereof, or any option granted hereunder, the obligation of the Company to sell and deliver shares under any such option shall be subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchange as may be required, and the optionee shall agree that he will not exercise any option granted hereunder, and that the Company will not be obligated to issue any shares under any such option, if the exercise thereof or if the issuance of such shares shall constitute a violation by the optionee or the Company of any applicable law or regulation. The Company shall be entitled to require as a condition to the issuance of any shares of Common Stock upon exercise of an option that the optionee remit an amount sufficient, in the Company’s opinion, to satisfy all FICA, federal, state or other withholding tax requirements related thereto. Unless otherwise provided in the Agreement evidencing the option, an optionee shall be entitled, without the requirement of further approval or other action by the Committee, to satisfy such obligation in whole or in part (i) by tendering stock of the Company already owned by the optionee with such stock to be valued at the Fair Market Value (as determined under Section 5) on the date immediately preceding the date of exercise of the options, (ii) by surrendering a portion of his or her option with such surrendered option to be valued at the Surrender Value (as determined under Section 6(c)), or (iii) by a combination of cash, stock of the Company and surrender of options.
15. Governing Law
The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the state of Oklahoma and applicable federal law.
16. Severability
If any provision of this Plan is determined to be invalid or unenforceable for any reason, the remaining provisions of the Plan shall remain in effect and be interpreted to reasonably effect the intent of the Plan.